Exhibit 99.1

Contact: Dean Breda President and CEO 781-622-6700 dean.breda@storagenetworks.com	Scott Dussault Chief Financial Officer 781-622-6700 scott.dussault@storagenetworks.com

STORAGENETWORKS ANNOUNCES STOCKHOLDER APPROVAL OF PLAN OF LIQUIDATION

October 14, 2003 (Newton, MA)—StorageNetworks, Inc. announced that its stockholders have approved and adopted a plan of complete liquidation and dissolution at today’s 2003 annual meeting of stockholders. StorageNetworks also announced that its Board of Directors has fixed October 28, 2003 as the record date for determining stockholders entitled to receive any future distributions of available assets and as the final date for the recording of stock transfers. The initial liquidating distribution to stockholders is expected to be made on or about November 3, 2003. StorageNetworks expects the amount of the initial distribution to be approximately $1.65 per share in cash.

StorageNetworks intends to file a certificate of dissolution on October 28, 2003 with the Delaware Secretary of State in accordance with its plan of liquidation. At the close of business on October 28, 2003, StorageNetworks will close its stock transfer books and cease recording transfers of shares of its common stock. After the filing of the certificate of dissolution, StorageNetworks will also petition the Securities and Exchange Commission for relief from its obligation to file periodic and other reports under the Securities Exchange Act of 1934.

Future liquidating distributions will be made only to stockholders of record at the close of business on October 28, 2003. The timing and amounts of any distributions will be determined by StorageNetworks’ Board of Directors in accordance with the plan of liquidation.

The stockholders also voted at today’s annual meeting to re-elect Peter W. Bell as a Director and to ratify the selection of Ernst & Young LLP as StorageNetworks’ auditors for 2003.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Statements in this press release regarding the liquidation and dissolution of StorageNetworks, the estimated proceeds available for distribution to stockholders in the liquidation, the expected timetable for completing these transactions, future financial and operating results, and any other statements about StorageNetworks’ future expectations, beliefs, goals, plans or prospects, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact, including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions, should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the following: the amount of any distribution(s) to stockholders may vary based on many factors, including changes in anticipated amounts required to settle liabilities or of net proceeds from the sale of our assets, the timing of the settlement of liabilities and sale of assets, the incurrence of unanticipated liabilities or expenses and the outcome of pending litigation; the expected timetable could be delayed based on many factors, including claims made against us, legal or regulatory requirements or delays in settling liabilities and selling assets; lawsuits in which we are or may become involved could delay our timetable or reduce the cash available for distribution to our stockholders; our Board of Directors could elect to abandon or delay implementation of the plan of liquidation and dissolution; our stockholders could be liable to our creditors in the event we fail to create an adequate contingency reserve to satisfy claims against us; we could incur significant costs to retain or replace personnel; we could become the target of an acquisition; and the other factors described in StorageNetworks’ Form 10-Q for the quarter ended June 30, 2003. StorageNetworks disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.